Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A of our report dated December 18, 2014, of Global Holding International (A Development Stage Company)., relating to the audit of the financial statements as of November 30, 2014, and for the period from March 28, 2014 (inception) through November 30, 2014, and the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

March 5, 2015